UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2004

FIRST COMMUNITY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-32609	76-0676739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14200 Gulf Freeway

Houston, Texas 77034

(Address of principal executive offices, including zip code)

(281) 996-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

First Community Capital Corporation (“FCCC”) and Wells Fargo & Company, a Delaware corporation (“Wells Fargo”), entered into an Agreement and Plan of Reorganization dated as of September 1, 2004 (the “Merger Agreement”) whereby a wholly-owned subsidiary of Wells Fargo will merge with and into FCCC (the “Merger”). The Merger Agreement provides, among other things, for the conversion of the shares of common stock of FCCC, of the par value of $0.01 per share (“FCCC Common Stock”), and of FCCC’s Series A Preferred Stock and Series B Preferred Stock, each of the par value of $0.01 per share, outstanding immediately prior to the time the Merger becomes effective in accordance with the provisions of the Merger Agreement into the right to receive shares of common stock of Wells Fargo of the par value of $1-2/3 per share. A copy of the Merger Agreement is filed as part of this Form 8-K as Exhibit 2.1. A copy of the press release announcing the Merger is filed as part of this Form 8-K as Exhibit 99.1.

The transaction is valued at approximately $123.7 million (subject to certain adjustments in the Merger Agreement) payable in Wells Fargo common stock. The transaction, which has been approved by the Boards of Directors of both companies, is expected to be a tax-free exchange of shares. The transaction is expected to close in the fourth quarter of 2004 or the first quarter of 2005, subject to several closing conditions including approval by the Federal Reserve Board and First Community shareholders.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as an exhibit hereto.

Wells Fargo will file with the SEC a Registration Statement on Form S-4, which will contain the proxy statement-prospectus, as well as other documents concerning the proposed merger. Shareholders of First Community and other investors are urged to read the registration statement and proxy statement-prospectus, as well as any amendments or supplements thereto, because those documents will contain important information. Upon filing with the SEC, the registration statement and proxy statement-prospectus will be available free on the SEC’s website (http://www.sec.gov). Wells Fargo and First Community will provide, without charge, copies of the proxy statement-prospectus, and any SEC filings incorporated by reference into the proxy statement-prospectus, upon request as follows:

Wells Fargo & Company, Attention Corporate Secretary, MAC N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479, (612) 667-8655.

First Community Capital Corporation, Attention Mike McElray, 14200 Gulf Freeway, Houston, TX 77275, (281) 652-4021.

Wells Fargo and First Community and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from First Community shareholders in connection with the proposed transaction. Information about Wells Fargo’s directors and executive officers is included in Wells Fargo’s proxy statement on Schedule 14A for Wells Fargo’s 2004 annual meeting of stockholders, as filed with the SEC on March 19, 2004. Information about First Community’s directors and executive officers and their ownership of First Community common stock is included in First Community’s definitive proxy statement on Schedule 14A for First Community’s 2004 annual meeting of shareholders, as filed with the SEC on April 29, 2004. The proxy statement-prospectus referred to above will provide additional information about participants in the solicitation of proxies from First Community shareholders.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit 2.1	Agreement and Plan of Reorganization, dated as of September 1, 2004, between Wells Fargo & Company and First Community Capital Corporation.

Exhibit 99.1	Press Release of First Community Capital Corporation issued September 3, 2004.

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S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CAPITAL CORPORATION

Dated: September 7, 2004	By:	/s/ Nigel J. Harrison
Nigel J. Harrison President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization, dated as of September 1, 2004, between Wells Fargo & Company and First Community Capital Corporation.

99.1	Press Release of First Community Capital Corporation issued September 3, 2004

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